RONSON CORPORATION                                                    Exhibit 11
CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE
(Dollars in thousands, except per common share data)

                                                           1995               1994                1993
                                                       -----------         -----------         -----------
Assuming no dilution:
   Earnings (loss) from continuing operations .        $     1,500         $     1,074         $      (821)
   Less cumulative preferred dividends ........               (178)               (184)               (185)
                                                       -----------         -----------         -----------
   Earnings (loss) from continuing operations
      applicable to common stock ..............        $     1,322         $       890         $    (1,006)
                                                       ===========         ===========         ===========
   Weighted average number of common shares
      outstanding (1) .........................          1,719,867           1,700,075           1,696,276
                                                       -----------         -----------         -----------
   Earnings (loss) from continuing operations
      per common share ........................        $      0.77         $      0.52         $     (0.59)
                                                       ===========         ===========         ===========
   Earnings (loss) from discontinued operations               (860)               --                 3,903
                                                       -----------         -----------         -----------
   Earnings (loss) from discontinued operations
      per common share ........................        $     (0.50)        $      --           $      2.30
                                                       ===========         ===========         ===========

   Net earnings ...............................        $       640         $     1,074         $     3,082
   Less cumulative preferred dividends ........               (178)               (184)               (185)
                                                       -----------         -----------         -----------
   Net earnings applicable to common stock ....        $       462         $       890         $     2,897
                                                       ===========         ===========         ===========
   Net earnings per common share ..............        $      0.27         $      0.52         $      1.71
                                                       ===========         ===========         ===========

RONSON CORPORATION                                                                                                        Exhibit 11
CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE
(Dollars in thousands, except per common share data)

                                                           1995               1994                1993
                                                       -----------         -----------         -----------
Assuming full dilution:
   Earnings (loss) from continuing operations .        $     1,500         $     1,074         $      (821)
                                                       ===========         ===========         ===========
   Weighted average number of common shares
      outstanding (1) .........................          1,719,867           1,700,075           1,696,276
   Additional common shares outstanding
      resulting from assumed conversion of
      preferred stock to common stock .........            869,920             876,857             879,924
                                                       -----------         -----------         -----------
   Total ......................................          2,589,787           2,576,932           2,576,200
                                                       ===========         ===========         ===========
   Earnings (loss) from continuing operations
      per common share ........................        $      0.58         $      0.42         $     (0.32)
                                                       ===========         ===========         ===========
   Earnings (loss) from discontinued operations        $      (860)        $      --           $     3,903
                                                       ===========         ===========         ===========
   Earnings (loss) from discontinued operations
      per common share ........................        $     (0.33)        $      --           $      1.52
                                                       ===========         ===========         ===========
   Net earnings ...............................        $       640         $     1,074         $     3,082
                                                       ===========         ===========         ===========
   Net earnings per common share ..............        $      0.25         $      0.42         $      1.20
                                                       ===========         ===========         ===========

(1) The stock options were not included as commom stock equivalents in the year ended December 31, 1995 since their dilutive effect on earnings per common share was not material.

      The exercise prices of outstanding stock options exceeded the market prices in the years ended December 31, 1994 and 1993. Therefore, the stock options are anti-dilutive and not included as common stock equivalents in those years.